Once Upon a Farm Reports Third Quarter 2026 Financial Results

Third quarter net sales increased 35% year-over-year to $89 million

Updating 2026 net sales and adjusted EBITDA outlook

BERKELEY, Calif., November 12, 2026 – Once Upon a Farm, PBC (NYSE: OFRM) (or the “Company”), a leading high-growth company driving systemic improvement in childhood nutrition, today announced financial results for the third quarter ended September 30, 2026.

Third Quarter 2026 Financial Highlights Compared to Prior Year Period

•
Net sales increased 34.9% to $89.1 million
•
Gross margin of 36.1% compared to 42.1%
•
Net loss of $3.8 million compared to a net loss of $11.3 million
•
Adjusted EBITDA1 loss of $1.0 million compared to Adjusted EBITDA of $0.9 million

“Third quarter results demonstrated our ability to increase brand awareness and household penetration, deepen and expand retail reach, and deliver value added innovation,” said John Foraker, CEO and co-founder of Once Upon a Farm. “As more families consume our products in greater frequency, alongside disciplined investment and execution, we are on course to build the first truly baby through kid brand, with meaningful operating leverage and structurally higher margins as we scale.”

“As I reflect on the past two weeks, my conviction in Once Upon a Farm's long-term opportunity has not changed. We are building one of the most compelling, durable growth platforms in food with increasing household penetration, strong consumer loyalty, attractive retail productivity, and significant opportunities to expand our reach in new categories relevant to our consumers. We have also demonstrated something equally important: when faced with a difficult decision, our organization can and will act quickly, decisively, and in the best interests of our consumers. We are committed to resolving the Tractor Wheels situation correctly, continuing to earn the trust of families and retailers, and executing against the significant growth opportunity ahead of us. I remain highly confident in the future of Once Upon a Farm.”

Third Quarter 2026 Results

Net sales increased $23.1 million, or 34.9%, to $89.1 million for the third quarter of 2026, compared to $66.0 million in the prior year period. The increase in net sales was driven by volume growth of 32%, with favorable mix contributing to the balance.

Gross profit was $32.2 million, or 36.1% of net sales, for the third quarter of 2026, compared to $27.8 million, or 42.1% of net sales, in the prior year period. The 600 basis points decrease in gross profit as a percentage of net sales was driven by trade investment in support of a national club program, product mix, and cooler placement costs, partially offset by pricing and favorable customer mix.

Selling, general and administrative (“SG&A”) expenses were $36.8 million for the third quarter of 2026, compared to $28.8 million for the prior year period, due to continued investment in marketing, people, and public-company capabilities. SG&A expenses as a percentage of net sales decreased by 230 basis points to 41.3% in the third quarter of 2026 compared to 43.7% in the prior year period, on revenue leverage.

Net loss was $3.8 million for the third quarter of 2026 compared to a net loss of $11.3 million in the prior year period. The decrease in net loss primarily reflects the elimination of the non-cash change in fair value of a derivative liability compared to the prior year period.

Adjusted EBITDA1 loss was $1.0 million for the third quarter of 2026 compared to Adjusted EBITDA of $0.9 million in the prior year period. The decrease in Adjusted EBITDA was due to lower gross margin, partially offset by SG&A leverage.

Balance Sheet

As of September 30, 2026, the Company had cash and cash equivalents of $106.4 million and no debt, compared to $10.9 million of cash and cash equivalents and total debt of $60.2 million as of December 31, 2025. The increase in net cash and decrease in total debt reflect the application of proceeds from the Company’s IPO in February 2026.

Full Year 2026 Outlook

The Company is updating its outlook for full year 2026 to reflect the impact of the voluntary recall of the Tractor Wheels product lines on Q4. The Company now expects:

•
Net sales of $290 million to $300 million, from $327 million to $335 million prior
•
Adjusted EBITDA1 loss of $4.5 million to $7 million, from Adjusted EBITDA of $3 million to $4.5 million prior

Outlook is based on information as of today, November 12, 2026, and may be impacted by factors outside the Company’s control. See “Forward-Looking Statements” below.

The Company is unable to provide a reconciliation for forward-looking outlook of Adjusted EBITDA to net income (loss), the most closely comparable GAAP measure without unreasonable effort, because certain material reconciling items, such as depreciation and amortization, interest expense, interest income, and provision for income tax, cannot be estimated due to factors outside of the Company’s control and could have a material impact on the reported results.

1 Adjusted EBITDA is a non-GAAP financial measure. See "Non-GAAP Measures" for how the Company defines this measure and the financial tables that accompany this press release for a reconciliation of this measure to the most closely comparable GAAP measure.

Conference Call and Webcast Details

To participate in the live earnings call at 5:00 pm Eastern Time today, listeners in the U.S. may dial (877) 269-7751 and international listeners may dial (201) 389-0908. The live audio webcast will be accessible in the “IR Calendar” section of the Company’s Investor Relations website at https://ir.onceuponafarmorganics.com or directly here.

About Once Upon a Farm

Once Upon a Farm, PBC (NYSE: OFRM) is redefining the organic kids’ food category and shaping the future of food. Guided by its mission to drive systemic improvement in childhood nutrition for a happier, healthier, more equitable world, the Company offers a portfolio of crave-worthy snacks and meals designed for children from babies through big kids. Once Upon a Farm products are organic, non-GMO, contain no added sugar ‡ * and are free from artificial flavors and colors – just simple, real, nutritious food kids ask for and parents trust. For more information visit www.onceuponafarmorganics.com, follow @onceuponafarm on Instagram, Facebook and TikTok.

*Except Refrigerated Protein Bars, which are sweetened with honey.

‡ Not a low calorie food

Contacts

Investors:

Brian Holland

Vice President of Investor Relations

brian.holland@uponafarm.com

OFARMIR@icrinc.com

Media:

Jessica Liddell, ICR

Kate Schneiderman, ICR

OFARMPR@icrinc.com

Non-GAAP Financial Measures

Adjusted EBITDA

The Company calculates Adjusted EBITDA as net loss, adjusted to exclude: (1) change in fair value of derivative liability; (2) change in fair value of convertible preferred stock warrant liability; (3) change in fair value of stock appreciation rights ("SARs") liability; (4) stock-based compensation; (5) payroll taxes related to stock-based compensation; (6) depreciation and amortization; (7) amortization of certain payments under the Spokesperson Agreement for services received in connection with our IPO; (8) one-time bonuses related to our IPO; (9) interest expense; (10) interest income; and (11) provision for income taxes. The Company believes that Adjusted EBITDA provides meaningful supplemental information regarding its operating performance and facilitates internal comparisons of its historical operating performance on a more consistent basis by excluding certain items that may not be indicative of its business, results of operations, or outlook. In particular, the Company believes that the use of Adjusted EBITDA is helpful to the Company’s investors as it is a measure used by management in assessing the health of its business, determining incentive compensation, and evaluating its operating performance, as well as for internal planning and forecasting purposes.

Forward-Looking Statements

This press release and the related conference call contain forward-looking statements that reflect the Company’s expectations or beliefs regarding future events. In some cases, forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “positioned,” “plan,” “predict,” “project,” “potential,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology. In particular, statements about the Company’s 2026 outlook, the previously announced voluntary recall of the Tractor Wheels product lines, future growth prospects, growth of market share, growth strategy, the markets in which it operates, including the growth of our various markets, statements about potential new products and product innovation, and its expectations, beliefs, plans, strategies, objectives, prospects, assumptions, or future events or performance, are forward-looking statements. These forward-looking statements, including expectations and projections about future matters, are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions that such statements involve numerous risks and uncertainties and are subject to variables that could impact the Company’s future performance. These statements are based on management’s views and assumptions at the time they are made and are not guarantees of future performance. Actual future events and performance may differ materially from the expectations reflected in our forward-looking statements. The Company does not undertake any obligation to update forward-looking statements.

A variety of factors could materially affect future outcomes, including, but not limited to: adverse public relations, product recalls, withdrawals, and product liability claims; factors outside of the Company’s and its suppliers’ control that disrupt its operations or impact the inputs, commodities, and ingredients used in its business; the failure to manage the supply chain effectively; the availability of natural, plant-rich, and organic ingredients; the failure to increase our cooler count or lack of productivity in our cooler base; the ability to protect personal, proprietary, and confidential information and prevent security incidents; damage to the reputation of the Company, products, management team, or co-founders; adverse weather conditions, natural disasters, pestilence, climate change, and other conditions beyond the Company’s control that could disrupt its operations; the failure to retain and motivate the Company’s management team or other key team members, including our co-founders; the Company’s reliance on a limited number of independent contract manufacturers and suppliers; changing consumer preferences, perceptions, and spending habits; changes in global trade policy, including the imposition of tariffs on certain goods imported into the United States of America, uncertainty regarding the timing and amount of any tariff refund payments, or resultant trade wars that may lead to reduced economic activity, increased costs, reduced demand and changes in retail consumer purchasing behaviors for some or all of our products, or other potentially adverse economic outcomes; the failure to successfully pursue growth or implement the Company’s growth strategy on a timely basis or at all; disruptions in the worldwide economy; the inability to compete successfully in our highly competitive markets; damage or disruption at any facility where finished goods inventory is located; inability to expand existing customer relationships and acquire new customers; inability to implement initiatives to improve productivity and streamline operations to control or reduce costs; inability to achieve or sustain profitability; the ability of our information technology systems, including artificial intelligence technologies, to perform adequately and accurately; changes in tax laws; volatility of the market price of the common stock; and the other factors set forth in the Company’s filings with the Securities and Exchange Commission, including under Part I, Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K and Part II, Item 1A. “Risk Factors” in our Quarterly Reports on Form 10-Q.

This list is not exhaustive and is intended for illustrative purposes only. Accordingly, all forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

Once Upon a Farm, PBC

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	September 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$106,408	$10,860
Accounts receivable, net	37,896	28,783
Inventory	45,591	46,981
Prepaid expenses and other current assets	4,266	15,520
Total current assets	194,161	102,144
Property and equipment, net	10,278	8,903
Intangible assets, net	502	561
Goodwill	4,244	4,244
Other non-current assets	862	567
Total assets	$210,047	$116,419
Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$14,661	$19,606
Accrued expenses and other current liabilities	39,688	24,269
Total current liabilities	54,349	43,875
Nonconvertible debt, net	—	43,000
Convertible notes	—	17,214
Derivative liability	—	32,413
Other non-current liabilities	619	2,017
Total liabilities	54,968	138,519
Convertible preferred stock	—	101,967
Stockholders’ equity (deficit):
Common stock	4	1
Additional paid-in capital	315,386	11,669
Accumulated deficit	(160,311)	(135,737)
Total stockholders’ equity (deficit)	155,079	(124,067)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$210,047	$116,419

Once Upon a Farm, PBC

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net sales	$89,067	$66,036	$247,179	$176,656
Cost of goods sold	56,915	38,251	154,700	105,325
Gross profit	32,152	27,785	92,479	71,331
Selling, general and administrative expenses	36,808	28,837	118,924	81,550
Loss from operations	(4,656)	(1,052)	(26,445)	(10,219)
Other income (expense):
Interest expense	(50)	(801)	(519)	(1,984)
Interest income	866	59	2,200	253
Change in fair value of derivative liability	—	(8,460)	340	(26,320)
Other income (expense), net	54	(462)	(81)	(1,447)
Total other income (expense)	870	(9,664)	1,940	(29,498)
Net loss before income tax provision	(3,786)	(10,716)	(24,505)	(39,717)
Income tax provision	(27)	(539)	(69)	(42)
Net loss	$(3,813)	$(11,255)	$(24,574)	$(39,759)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.09)	$(1.66)	$(0.66)	$(5.95)
Weighted-average shares used in computing net loss per share attributable to common stockholders:
Basic and diluted	42,107,010	6,786,312	37,033,622	6,678,886

Once Upon a Farm, PBC

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2026	2025
OPERATING ACTIVITIES
Net loss	$(24,574)	$(39,759)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of derivative liability	(340)	26,320
Change in fair value of convertible preferred stock warrant liability	(13)	1,365
Change in fair value of SARs liability	(2)	39
Stock-based compensation	9,804	2,895
SARs issued to a customer recorded as a reduction to revenue	183	63
Inventory adjustments	4,361	1,761
Depreciation and amortization	1,657	907
Amortization of debt discounts and deferred financing costs	148	451
Non-cash interest	29	221
Changes in operating assets and liabilities:
Accounts receivable	(9,113)	(12,120)
Inventory	(2,971)	(19,588)
Prepaid expenses and other assets	(2,615)	(439)
Accounts payable	(2,001)	4,841
Accrued expenses and other liabilities	20,847	9,807
Net cash used in operating activities	(4,600)	(23,236)
INVESTING ACTIVITIES
Purchase of property and equipment	(3,438)	(3,539)
Net cash used in investing activities	(3,438)	(3,539)
FINANCING ACTIVITIES
Proceeds from issuance of common stock	155,366	—
Proceeds from term loan facility	—	14,000
Proceeds from line of credit	—	7,000
Proceeds from exercise of stock options	861	1,405
Payment of debt issuance costs	—	(463)
Repayment of line of credit	(43,000)	—
Payment of offering costs	(9,641)	—
Payment of deferred offering costs	—	(5,061)
Net cash provided by financing activities	103,586	16,881
Net change in cash and cash equivalents	95,548	(9,894)
Cash and cash equivalents, beginning of period	10,860	17,306
Cash and cash equivalents, end of period	$106,408	$7,412

Once Upon a Farm, PBC

Non-GAAP Financial Measures

(Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net loss	$(3,813)	$(11,255)	$(24,574)	$(39,759)
Change in fair value of derivative liability (1)	—	8,460	(340)	26,320
Change in fair value of convertible preferred stock warrant liability (1)	—	437	(13)	1,365
Change in fair value of SARs liability	(74)	—	(2)	—
Stock-based compensation	2,995	997	11,968	2,895
Payroll taxes related to stock-based compensation	86	—	86	—
Depreciation and amortization	608	353	1,657	907
Amortization and acceleration of Spokesperson Agreement expense for services received in connection to the IPO	—	649	5,405	1,947
IPO transaction bonus	—	—	1,699	—
Interest expense	50	801	519	1,984
Interest income	(866)	(59)	(2,200)	(253)
Provision for income tax	27	539	69	42
Adjusted EBITDA	$(987)	$922	$(5,726)	$(4,552)

(1) Amount reflects the change in fair value of derivative liability related to Convertible Notes and change in fair value of convertible preferred warrant liability related to the Company’s Nonconvertible Debt.

Supplemental Information

(Unaudited)

Supplemental Sales Detail

The following table presents disaggregated net sales by product category for the periods indicated (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Kid
Pouches	$37,473	$29,956	$103,121	$88,159
Snacks	4,767	6,163	17,179	16,433
Total Kid	42,240	36,119	120,300	104,592
Baby
Pouches	11,608	9,634	34,371	21,595
Snacks	34,818	19,766	91,229	48,650
Other	401	517	1,279	1,819
Total Baby	46,827	29,917	126,879	72,064
Total net sales	$89,067	$66,036	$247,179	$176,656